Exhibit 99.1

Press Release	Source: DigitalNet Holdings, Inc.

DigitalNet to Acquire User Technology Associates, Inc. –
Strengthens Department of Homeland Security & Law
Enforcement Presence

Thursday, February 5, 2004

HERNDON, VA — (BUSINESS WIRE)—February 5, 2004—DigitalNet Holdings, Inc. (Nasdaq: DNET), a leading provider of managed network services, information security solutions, and application development and integration services and solutions to U.S. defense, intelligence and civilian federal government agencies, today announced that, DigitalNet, Inc., its wholly-owned subsidiary, has signed a definitive agreement to acquire User Technology Associates, Inc. (“UTA”) for $50.0 million in cash. The acquisition provides DigitalNet with expanded presence into several critical Federal agencies directly tasked in our nation’s Homeland Defense mission. DigitalNet expects the acquisition to be immediately accretive to earnings and plans to provide further guidance following the closing of the acquisition, which is anticipated by the end of the first quarter of 2004.

UTA, an Arlington, VA based private company, provides information technology services and solutions to the federal government in areas such as managed network services, systems development, systems engineering and integration, advanced computing, and mission critical outsourcing. Founded in 1985, UTA has significant presence in key federal agencies supporting our nation’s homeland security mission, including the Department of Defense, the FBI, the Department of Homeland Security, the Department of Justice and the Defense Threat Reduction Agency. Other significant clients include the Department of Labor including the Bureau of Labor Statistics, the Pension Benefit Guaranty Corporation and the Office of the Secretary of Defense’s High Performance Computing Modernization Office. UTA’s Jet Propulsion Laboratory TSEP (JPL-TSEP) contract and associated employees will be moved to an affiliate of UTA’s current owner prior to the acquisition and will not be acquired by DigitalNet.

“The acquisition of UTA represents another landmark day for DigitalNet,” said Ken Bajaj, Chairman and CEO of DigitalNet. “UTA is very strategic to DigitalNet’s focus on expanding its homeland security and law enforcement presence while further deepening our high-end IT solutions capabilities. UTA provides high level entry into DHS and expands our presence at the FBI and the Department of Justice. In addition, we see numerous opportunities to leverage our secure, interoperable information security services and solutions within UTA’s core customer base in homeland security and law enforcement.”

Steve Hanau, President of DigitalNet Government Solutions added, “UTA’s business model fits well with our own leverageable business model. They will immediately add to the number of customers for which we provide remote managed network services and in addition, will bring a number of specialized core competencies, such as high performance computing and high level application development. Furthermore, UTA’s experienced and dedicated professionals share our commitment to put the customer first in building long-standing relationships.”

After excluding the impact of the JPL-TSEP contract, UTA had revenues of approximately $59.6 million and EBITDA of approximately $6.0 million for the fiscal year ended December 31, 2003. At closing, it is anticipated that UTA will have approximately 575 professionals. DigitalNet will utilize cash on hand and approximately $35.0 million of borrowings from its senior credit facility to fund the acquisition. Closing of the acquisition is subject to normal and customary closing conditions, the novation of UTA’s JPL-TSEP contract to an entity recently formed by the selling shareholder and obtaining necessary regulatory approvals.

About DigitalNet

DigitalNet builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, the company provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies. www.digitalnet.com.

About User Technology Associates

User Technology Associates is an information technology and professional services firm focused on delivering solutions resulting in “Closing the Gap Between the User and Technology®” for its clients. The Company’s employees work in project and corporate offices located throughout the United States. UTA’s headquarters are located at 950 N. Glebe Road, Arlington, Virginia, 22203. www.utanet.com

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s final IPO prospectus filed with the SEC on October 10, 2003 and available directly from the Commission at www.sec.gov. In addition, the statements in this press release are made as of February 5, 2004. We expect that subsequent events or developments will cause our views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 5, 2004.

Investor Relations Contact:
Joe Cormier, DigitalNet
(703) 563-7703
joe.cormier@digitalnet.com

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